EXHIBIT 99.1

Corvus Gold Expands Its District-Wide Land Package by 15 sq. km, Adding Several New Target Areas, Bullfrog District, Nevada

VANCOUVER, British Columbia, Oct. 24, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces it has expanded its District wide land package by approximately 14% (Figure 1) and now controls 100% of 123.1 km² in the Bullfrog Mining District. The new 15.2 km² land package was staked as open ground and covers several new target areas along a major structural zone connecting the historic Bullfrog Mine area with the newly discovered North Bullfrog deposits.

The bulk of the new ground is located immediately east of AngloGold Ashanti’s new western claim block and covers targets of similar age to neighbouring deposits. Corvus Gold now possesses a commanding land position throughout the greater Bullfrog Mining District with large exploration areas and numerous priority targets covering all three known major gold events.

http://www.globenewswire.com/NewsRoom/AttachmentNg/6992d110-834b-49fc-84c5-205ae549105e
Figure 1. Bullfrog Mining District land position with Corvus Gold, AngloGold Ashanti and Coeur Mining outlined. Information based on publicly available sources.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying. AAL is independent of the Company. AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control. Mr. Pontius, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement. There were no limitations on the verification process.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 86.6 km² in southern Nevada. The property package is made up of a number of private mineral leases of patented federal mining claims and 1,057 federal unpatented mining claims. The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 445 federal unpatented mining claims on the Mother Lode project which totals approximately 36.5 km2 which it owns 100%. The total Corvus Gold 100% land ownership now covers over 123.1 km2, hosting two major new Nevada gold discoveries.

The Mother Lode Project contains a Measured Mineral Resource for the mill of 3.29 Mt at an average grade of 1.41 g/t gold, containing 149 k ounces of gold and Indicated Mineral Resources for the mill of 9.93 Mt at an average grade of 1.83 g/t gold containing 583 k ounces of gold and an Inferred Mineral Resource for the mill of 2.17 Mt at an average grade of 1.60 g/t gold containing 112 k ounces of gold. In addition, the project contains a Measured Mineral Resource for oxide, run of mine, heap leach of 20.04 Mt at an average grade of 0.29 g/t gold containing 185 k ounces of gold and an Indicated Mineral Resource for, oxide, run of mine, heap leach of 20.1 Mt at an average grade of 0.37 g/t gold containing 242 k ounces of gold and an Inferred, oxide, run of mine, heap leach Mineral Resource of 14.1 Mt at an average grade of 0.29 g/t gold containing 129 k ounces of gold. Refer to the news release of Corvus dated September 18, 2018 for additional information.

The North Bullfrog Project includes numerous prospective gold targets at various stages of exploration with four having the following modeled Mineral Resources (Sierra Blanca, Jolly Jane, Mayflower, and YellowJacket).  In Phase 1, the project contains a Measured Mineral Resource for the mill of 5.2 Mt at an average grade of 1.79 g/t gold and 12.72 g/t silver, containing 300 k ounces of gold and 2,136 k ounces silver and Indicated Mineral Resources for the mill of 5.6 Mt at an average grade of 1.75 g/t gold, and 11.86 g/t silver, containing 314 k ounces of gold and 2,128 k ounces of silver, and an Inferred Mineral Resource for the mill of 49 kt at an average grade of 1.90 g/t gold and 18.41 g/t silver, containing 3 k ounces of gold and 29 k ounces of silver. In addition, the project contains a Phase 1 Measured Mineral Resource for oxide, run of mine, heap leach of 5.2 Mt at an average grade of 0.37 g/t gold and 2.42 g/t silver, containing 62 k ounces of gold and 404 k ounces silver and an Indicated Mineral Resource for, oxide, run of mine, heap leach of 19.0 Mt at an average grade of 0.37 g/t gold and 1.30 g/t silver, containing 228 k ounces of gold and 791 k ounces of silver, and an Inferred, oxide, run of mine, heap leach Mineral Resource of 5.9 Mt at an average grade of 0.30 g/t gold and 0.59 g/t silver, containing 56 k ounces of gold and 111 k ounces of silver.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:  Ryan Ko
                                  Investor Relations
                                  Email: info@corvusgold.com
                                  Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the potential expansion of the deposit; the rapid and effective capture of the potential of our projects; the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs; anticipated exploration program results and expansion of existing programs; the discovery and delineation of mineral deposits/resources/reserves; the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable; the potential to discover additional high grade veins or additional deposits; the growth potential of the Mother Lode project; and the potential for any mining or production at the Mother Lode project, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.